Exhibit 99.1

Garnero Group Updates Terms of Merger with Grupo Colombo

NEW YORK, December 21, 2015 /PRNewswire/ -- Garnero Group Acquisition Company (NASDAQ: GGAC), a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination, and Grupo Colombo (“Grupo Colombo” or “GC”), a leading apparel retailer in Brazil, announced today that they have entered into an amended and restated definitive investment agreement related to their previously announced proposed merger.

Pursuant to the revised terms of the merger transaction, GGAC will become the owner of 100% of the equity of GC by issuing 4,000,000 GGAC shares to GC's existing security holders. The change in the number of shares was due principally to foreign exchange rate changes that have occurred since the initial signing of the agreement for the transaction. The previously disclosed cash capital contribution from GGAC to GC, along with the obligation to raise up to $100 million in a private placement of new GGAC shares, have also been eliminated from the terms of the transaction.

In support for the transaction, existing shareholders of GC have committed to purchase $30 million of GGAC shares in the public market. After the closing of the transaction, the current shareholders and management of GC will own approximately 29%1 of the combined company.

The boards of directors of both GGAC and Grupo Colombo have unanimously approved the revised terms of the transaction, which is expected to be completed in the first quarter of 2016. The transaction is subject to GGAC shareholder approval, applicable regulatory approvals and other customary closing conditions.

UBS Investment Bank is acting as M&A advisor to Grupo Colombo, and EarlyBirdCapital, Inc. and Credit Agricole Securities (USA) Inc. are acting as M&A advisors to GGAC. McDermott Will & Emery and Souza, Cescon, Barrieu & Flesch are acting as legal advisors to Grupo Colombo and Graubard Miller and Maples & Calder are acting as legal advisors to GGAC.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the amended and restated definitive agreement relating to the transaction, a copy of which will be filed by GGAC with the SEC as an exhibit to a Current Report on Form 8-K. Interested parties should visit the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy GGAC shares, nor shall it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

About Grupo Colombo

Founded in 1917, Grupo Colombo is one of Brazil's leading retailers with a focus on menswear, with approximately 400 stores throughout the country. GC has strong brand awareness for its clothing and is known for its high quality products at competitive prices. Basic pieces that don't go out of fashion which consumers wear day-to-day for business or leisure are found throughout the year in its stores. Beyond the basics, GC also has a premium line that brings fresh ideas every season. For more information, please visit www.grupocolombo.com.br/investors.

About Garnero Group Acquisition Company

GGAC was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

GGAC, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the proposed transaction. Shareholders are advised to read, when available, GGAC’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting because these statements will contain important information. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the transaction. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Grupo Colombo's and GGAC's managements' current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Grupo Colombo's business. These risks, uncertainties and contingencies include: business conditions; changing interpretations of GAAP; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the transactions do not close, including due to the failure to receive required shareholder approvals or the failure of other closing conditions, such as receipt of necessary governmental or regulatory approvals; and other factors set forth in GGAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither GGAC nor Grupo Colombo is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

Garnero Group Acquisition Company (NASDAQ: GGAC): Javier Martin Riva, CFO/CIO, Phone: +1 (305) 395-9989, Email: jmriva@garnerogroup.com

1. Combined company = 24.1 million shares, being GGAC original shareholders = 12.8 million; GC shares = 7.0 million; and Sponsor shares = 4.3 million (assuming no redemptions).

2